EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38643), as amended, pertaining to the 1997 Equity Incentive Plan of BEI Technologies, Inc., of our report dated October 29, 2002, with respect to the consolidated financial statements and schedule of BEI Technologies, Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended September 28, 2002.


                                                    Ernst & Young LLP


San Francisco, California
Date October 29, 2002